                                                                EXHIBIT 4.1


===============================================================================


                           JAMES CABLE PARTNERS, L.P.
                         and JAMES CABLE FINANCE CORP.,
                                   as Issuers

                                      and

              UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                           ----------------------

                                   INDENTURE

                          Dated as of August 15, 1997
                             ----------------------

                                  $100,000,000

                         10 3/4% Senior Notes due 2004

===============================================================================

                             CROSS-REFERENCE TABLE


     TIA                                                    Indenture
   Section                                                  Section
   -------                                                  ----------

   310(a)(1) .............................................  7.10
      (a)(2) .............................................  7.10
      (a)(3) .............................................  N.A.
      (a)(4) .............................................  N.A.
      (b) ................................................  7.08; 7.10;
                                                            11.02
      (b)(1) .............................................  7.10
      (b)(9) .............................................  7.10
      (c) ................................................  N.A.
   311(a) ................................................  7.11
      (b) ................................................  7.11
      (c) ................................................  N.A.
   312(a) ................................................  2.05
      (b) ................................................  11.03
      (c) ................................................  11.03
   313(a) ................................................  7.06
      (b)(1) .............................................  7.06
      (b)(2) .............................................  7.06
      (c) ................................................  11.02
      (d) ................................................  7.06
   314(a) ................................................  4.02; 4.04;
                                                            11.02
      (b) ................................................  N.A.
      (c)(1) .............................................  11.04; 11.05
      (c)(2) .............................................  11.04; 11.05
      (c)(3) .............................................  N.A.
      (d) ................................................  N.A.
      (e) ................................................  11.05
      (f) ................................................  N.A.
   315(a) ................................................  7.01; 7.02
      (b) ................................................  7.05; 11.02
      (c) ................................................  7.01
      (d) ................................................  6.05; 7.01;
                                                            7.02
      (e) ................................................  6.11
   316(a) (last sentence) ................................  11.06
      (a)(1)(A) ..........................................  6.05
      (a)(1)(B) ..........................................  6.04
      (a)(2) .............................................  8.02
      (b) ................................................  6.07
      (c) ................................................  8.04
   317(a)(1) .............................................  6.08
      (a)(2) .............................................  6.09
      (b) ................................................  7.12
   318(a) ................................................  11.01

                           N.A. means Not Applicable

____________________

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
                                   ARTICLE 1


                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.............................................   1
Section 1.02.  Other Definitions.......................................   21
Section 1.03.  Incorporation by Reference of Trust Indenture Act.......   21
Section 1.04.  Rules of Construction...................................   22


                                   ARTICLE 2


                                   THE NOTES

Section 2.01.  Amount of Notes..........................................  23
Section 2.02.  Form and Dating..........................................  24
Section 2.03.  Execution and Authentication.............................  25
Section 2.04.  Registrar and Paying Agent...............................  26
Section 2.05.  Paying Agent to Hold Money in Trust......................  26
Section 2.06.  Noteholder Lists.........................................  27
Section 2.07.  Transfer and Exchange....................................  27
Section 2.08.  Replacement Notes........................................  28
Section 2.09.  Outstanding Notes........................................  29
Section 2.10.  Treasury Notes...........................................  29
Section 2.11.  Temporary Notes..........................................  30
Section 2.12.  Cancellation.............................................  30
Section 2.13.  Defaulted Interest.......................................  31
Section 2.14.  CUSIP Number.............................................  31
Section 2.15.  Deposit of Moneys........................................  32
Section 2.16.  Book-Entry Provisions for Global Notes...................  32
Section 2.17.  Special Transfer Provisions..............................  35
Section 2.18.  Computation of Interest..................................  38


                                   ARTICLE 3


                                   REDEMPTION

Section 3.01.  Notices to Trustee.......................................  38
Section 3.02.  Selection by Trustee of Notes to Be Redeemed.............  39
Section 3.03.  Notice of Redemption.....................................  39
Section 3.04.  Effect of Notice of Redemption...........................  40
Section 3.05.  Deposit of Redemption Price..............................  41

                                                                         Page
                                                                         ----

Section 3.06.  Notes Redeemed in Part...................................  41


                                   ARTICLE 4


                                   COVENANTS

Section 4.01.  Payment of Notes..........................................  42
Section 4.02.  SEC Reports...............................................  42
Section 4.03.  Waiver of Stay, Extension or Usury Laws...................  43
Section 4.04.  Compliance Certificate....................................  44
Section 4.05.  Taxes.....................................................  45
Section 4.06.  Limitation on Incurrence of Indebtedness..................  45
Section 4.07.  Limitation on Preferred Stock of Subsidiaries.............  47
Section 4.08.  Limitation on Dividend and Other Payment Restrictions
               Affecting Subsidiaries....................................  47
Section 4.09.  Limitation on Restricted Payments.........................  48
Section 4.10.  Limitation on Certain Asset Sales.........................  50
Section 4.11.  Limitation on Transactions with Affiliates................  54
Section 4.12.  Limitation on Liens.......................................  55
Section 4.13.  Limitation on Conduct of Finance Corp.....................  55
Section 4.14.  Limitation on Creation of Subsidiaries....................  56
Section 4.15.  Legal Existence...........................................  56
Section 4.16.  Change of Control.........................................  57
Section 4.17.  Maintenance of Office or Agency...........................  60
Section 4.18.  Maintenance of Properties; Insurance; Books and Records;
               Compliance with Law.......................................  60
Section 4.19.  Further Assurance to the Trustee..........................  61
Section 4.20.  Limitation on Sale and Lease-Back Transactions............  62
Section 4.21.  Payments for Consent......................................  62


                                   ARTICLE 5

                             SUCCESSOR CORPORATION

Section 5.01.  Limitation on Consolidation, Merger and Sale of Assets....  63
Section 5.02.  Successor Person Substituted..............................  64

                                                                       Page
                                                                       ----
                                   ARTICLE 6


                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.....................................   65
Section 6.02.  Acceleration..........................................   67
Section 6.03.  Other Remedies........................................   68
Section 6.04.  Waiver of Past Defaults and Events of Default.........   68
Section 6.05.  Control by Majority...................................   69
Section 6.06.  Limitation on Suits...................................   69
Section 6.07.  Rights of Holders to Receive Payment..................   70
Section 6.08.  Collection Suit by Trustee............................   71
Section 6.09.  Trustee May File Proofs of Claim......................   71
Section 6.10.  Priorities............................................   72
Section 6.11.  Undertaking for Costs.................................   72
Section 6.12.  Restoration of Rights and Remedies....................   73


                                   ARTICLE 7

                                    TRUSTEE

Section 7.01.  Duties of Trustee.....................................   73
Section 7.02.  Rights of Trustee.....................................   75
Section 7.03.  Individual Rights of Trustee..........................   76
Section 7.04.  Trustee's Disclaimer..................................   77
Section 7.05.  Notice of Defaults....................................   77
Section 7.06.  Reports by Trustee to Holders.........................   77
Section 7.07.  Compensation and Indemnity............................   78
Section 7.08.  Replacement of Trustee................................   79
Section 7.09.  Successor Trustee by Consolidation, Merger, Etc.......   81
Section 7.10.  Eligibility; Disqualification.........................   81
Section 7.11.  Preferential Collection of Claims Against Company.....   81
Section 7.12.  Paying Agents.........................................   82


                                   ARTICLE 8

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.  Without Consent of Holders............................   83
Section 8.02.  With Consent of Holders...............................   84
Section 8.03.  Compliance with Trust Indenture Act...................   86
Section 8.04.  Revocation and Effect of Consents.....................   86
Section 8.05.  Notation on or Exchange of Notes......................   87
Section 8.06.  Trustee to Sign Amendments, etc.......................   87

                                                                       Page
                                                                       ----
                                   ARTICLE 9


                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.  Discharge of Indenture................................   88
Section 9.02.  Defeasance............................................   88
Section 9.03.  Conditions to Defeasance..............................   89
Section 9.04.  Deposited Money and U.S. Government Obligations
                 to Be Held in Trust; Other Miscellaneous
                 Provisions..........................................   91
Section 9.05.  Reinstatement.........................................   92
Section 9.06.  Moneys Held by Paying Agent...........................   93
Section 9.07.  Moneys Held by Trustee................................   93


                                   ARTICLE 10

                               GUARANTEE OF NOTES

Section 10.01.  Guarantee............................................   94
Section 10.02.  Execution and Delivery of Guarantees.................   96
Section 10.03.  Limitation of Guarantee..............................   96
Section 10.04.  Release of Guarantor.................................   96


                                   ARTICLE 11

                                 MISCELLANEOUS

Section 11.01.  Trust Indenture Act Controls.........................   97
Section 11.02.  Notices..............................................   97
Section 11.03.  Communications by Holders with Other Holders.........   99
Section 11.04.  Certificate and Opinion as to Conditions Precedent...   99
Section 11.05.  Statements Required in Certificate and
                  Opinion............................................  100
Section 11.06.  When Treasury Notes Disregarded......................  101
Section 11.07.  Rules by Trustee and Agents..........................  101
Section 11.08.  Business Days; Legal Holidays........................  101
Section 11.09.  Governing Law........................................  102
Section 11.10.  No Adverse Interpretation of Other
                  Agreements.........................................  102
Section 11.11.  Personal Liability of Certain Persons................  102
Section 11.12.  Successors...........................................  103
Section 11.13.  Multiple Counterparts................................  103
Section 11.14.  Table of Contents, Headings, etc.....................  103
Section 11.15.  Separability.........................................  104

                                                                        Page
                                                                        ----
Exhibits
- --------

Exhibit A       Form of Note.........................................   A-1
Exhibit B       Form of Legend and Assignment for 144A Note..........   B-1
Exhibit C       Form of Legend and Assignment for Regulation
                  S Note.............................................   C-1
Exhibit D       Form of Legend for Global Note.......................   D-1
Exhibit E       Form of Certificate to Be Delivered in Connection
                  with Transfers to Non-QIB Accredited Investors.....   E-1
Exhibit F       Form of Certificate to Be Delivered in Connection
                  with Transfers Pursuant to Regulation S............   F-1
Exhibit G       Form of Guarantee....................................   G-1

     INDENTURE, dated as of August 15, 1997, among JAMES CABLE PARTNERS, L.P., a Delaware limited partnership (the "Company"), and JAMES CABLE FINANCE CORP., a Michigan corporation and a wholly-owned subsidiary of the Company ("Finance Corp." and, together with the Company, the "Issuers"), and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 10 3/4% Senior Notes due 2004 (the "Notes").

                                    ARTICLE 1


                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

     "Acquired Debt" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness encumbering any asset acquired by such specified Person.

     "Additional Interest" means additional interest on the Notes which the Issuers agree to pay to the Holders pursuant to Section 4 of the Registration Rights Agreement.

     "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means the Registrar, any Paying Agent, or agent for service of notices and demands.

     "Asset Sale" means the sale, lease, exchange, transfer or other disposition (other than to the Company or any of its Subsidiaries) in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Subsidiary of the Company, (b) all or substantially all of the assets of the Company or of any Subsidiary thereof,
(c) real property or (d) all or substantially all of the assets owned by the Company or any Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Subsidiary thereof; provided, however, that Asset Sales shall not include (i) any transaction consummated in compliance with Section 4.09 and Section 5.01 and the creation of any Lien not prohibited by the provisions of Section 4.12, (ii) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $500,000, (iii) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Subsidiary, as the case may be, and (iv) sales, leases, conveyances, transfers or other dispositions to the Company or to a Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Subsidiary.

     "Attributable Indebtedness" under this Indenture in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at a rate of 10%, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back transaction (including any period for which such lease has been extended).

     "Bankruptcy" means commencement of a voluntary case under the Bankruptcy Code of 1978, as amended, or commencement of an involuntary case under the Bankruptcy Code of 1978, as amended.

     "Bankruptcy Law" means Title 11, United States Code or any similar federal, state or foreign law for the relief of debtors.

     "Board of Directors" means (i) in the case of the Company or the General Partner, the partner or partners holding a majority of the Equity Interests in the General Partner, (ii) in the case of a Person that is a partnership, other than the Company and the General Partner, the board of directors of such Person's corporate general partner (or if such general partner is itself a partnership, the board of directors of such general partner's corporate general partner), (iii) in the case of a Person that is a corporation, the board of directors of such Person and (iv) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

     "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the General Partner for the Company, the Board of Directors of Finance Corp. for Finance Corp. and/or the Board of Directors or substantial equivalent of a Guarantor, as appropriate, and to be in full force and effect, and delivered to the Trustee.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, Partnership Interests and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, limited liability company or partnership or any other entity.

     "Change of Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the outstanding Voting Stock of the Company, the General Partner or Jamesco, as the case may be; (b) the Company, the General Partner or Jamesco, as the case may be, consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, the General Partner or Jamesco, as the case may be, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company, the General Partner or Jamesco, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company, the General Partner or Jamesco, as the case may be, is converted into or exchanged for Voting Stock (other than Disqualified Equity Interests) of the surviving or transferee Person and, immediately after such transaction, the Permitted Holders or the holders of the Voting Stock of the Company, the General Partner or Jamesco, as the case may be, immediately prior thereto own, directly or indirectly, more than 50% of the total voting power of the outstanding Voting Stock of the surviving or transferee Person; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company, the General Partner or Jamesco, as the case may be (together with (i) one or more Permitted Holders, and (ii) any new directors whose election to such Board of Directors was approved by the Permitted Holders or by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of Directors of the Company, the General Partner or Jamesco, as the case may be, then in office; (d) the admission of any Person as a general partner of the Company or the General Partner, as the case may be, after which the General Partner or Jamesco, Trenary Corp., Ltd. and DKS Holdings, Inc., as the case may be, together with one or more Permitted Holders, do not have the sole power, directly or indirectly, to take all of the actions they are entitled or required to take under the Partnership Agreement of the Company or the General Partner, as the case may be, as in effect on the Issue Date; provided, however, that a Change of Control will be deemed not to have occurred with respect to the events in this clause (d) if such events have been approved by the Permitted Holders holding a majority in interest of the total outstanding Equity Interests of the General Partner held by the Permitted Holders; (e) except as permitted by clause
(b) above, the
adoption by either Issuer of a plan relating to the dissolution or liquidation of either Issuer or the appointment of a liquidating trustee or the commencement of any other proceedings to effect such result; or (f) 180 days following the occurrence of any of certain events provided for in the Partnership Agreement, as in effect on the Issue Date, which would require that the Company be dissolved, wound up and terminated (unless prior to the expiration of said 180-day period, the term of the Company is subsequently extended by a vote of the partners), including, but not limited to, (i) expiration of the term of the Partnership or (ii) the removal of the General Partner, whether or not such event creates a dissolution, winding up or termination of the Partnership.

     "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, in each case to the extent deducted in computing Consolidated Net Income, (a) an amount equal to any extraordinary loss; plus (b) an amount equal to any net loss realized in connection with an Asset Sale, plus (c) provision for taxes based on income or profits of such Person for such period, plus (d) Consolidated Interest Expense of such Person for such period, whether paid or accrued, plus
(e) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person for such period, plus (f) other consolidated non-cash charges, minus (g) non-cash items increasing consolidated revenues for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Interest Expense" means, for any given period and Person, the aggregate of the interest expense in respect of all Indebtedness of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount on any such Indebtedness, all non-cash interest payments, the interest portion of any deferred payment obligation and the interest component of capital lease obligations).

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income of any Person that is not a Subsidiary or that is ac-counted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction would limit the amount that otherwise could be paid to, or received by, such Person or a Subsidiary of such Person not subject to any Payment Restriction, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at United States Trust Company of New York, 114 West 47th Street, New York, New York 10036.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Issuers, which Person must be a clearing agency registered under the Exchange Act.

     "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" shall have the meaning assigned thereto in the Registration Rights Agreement.

     "Existing Indebtedness" means Indebtedness of the Issuers in existence on the Issue Date, until such Indebtedness is repaid.

     "Fair Market Value" means, with respect to any asset, property or Capital Stock, the price which could be negotiated in an arm's length free market transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. "Fair Market Value" shall be determined by the Board of Directors of the Company and by the Board of Directors of the applicable Subsidiary, if applicable, acting reasonably and in good faith and shall be evidenced by a duly and properly adopted resolution of the Board of Directors of the Company and of such Subsidiary's Board of Directors, if applicable, set forth in an Officers' Certificate delivered to the Trustee; except that any determination of Fair Market Value made with respect to any real property or personal property having a value in excess of $2 million shall be made by an independent qualified appraiser.

     "Finance Corp." means the party named as such in the first paragraph of this Indenture.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

     "General Partner" means James Communications Partners, a Michigan general partnership and the General Partner of the Company.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantee" means, as the context may require, individually, a guarantee, or collectively, any and all guarantees, of the obligations of the Issuers with respect to the Notes by each Guarantor, if any, pursuant to the terms of
Article 10 hereof, substantially in the form set forth in Exhibit G.

     "Guarantor" means each Subsidiary of the Company that hereafter becomes a Guarantor pursuant to Section 4.14, and "Guarantors" means such entities, collectively.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements the value of which is tied directly to fluctuations in interest rates.

     "Holder" or "Noteholder" means a Person in whose name a Note is registered.

     "Incentive Fee" means the fee payable to the General Partner pursuant to the terms of the 1994 Incentive Compensation Agreement.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing), provided that the accrual of interest (whether such interest is payable in cash or in kind) and the accretion of original issue discount shall not be deemed an incurrence of Indebtedness, provided, further, that (a) any Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes (after the Issue Date) a Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary of the Company and (b) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously incurred shall be deemed to be an incurrence of Indebtedness unless such amendment, modification or waiver does not (i) increase the principal or premium thereof or interest rate thereon (including by way of original issue discount), (ii) change to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed, (iii) if such Indebtedness is subordinated to the Notes, modify or affect, in any manner adverse to the Holders, such subordination,
(iv) if the Company is the obligor thereon, provide that a Subsidiary of the Company not already an obligor thereon shall be an obligor thereon or (v) violate, or cause the Indebtedness to violate, the provisions described under
Section 4.08 and Section 4.12.

     "Indebtedness" means with respect to any Person, without duplication, (i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds (not including performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations incurred in the ordinary course of business, including in connection with the requirements of cable television franchising authorities, and otherwise consistent with industry practice), notes, debentures, drafts accepted or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services, which account is not overdue by more than 90 days, according to the original terms of sale, unless such account payable is being contested or has been renegotiated in good faith) or (c) for the payment of money relating to Capital Lease Obligations in excess of $100,000 in the aggregate at any one time outstanding; (ii) reimbursement obligations of such Person with respect to letters of credit; (iii) obligations of such Person in excess of $100,000 in the aggregate at any one time outstanding with respect to Hedging Obligations; (iv) all liabilities of others of the kind described in the preceding clause (i), (ii) or (iii) that such Person has guaranteed, that have been incurred by a partnership in which it is a general partner (to the extent such Person is liable, contingently or otherwise, therefor) or that is otherwise its legal liability (other than endorsements for collection in the ordinary course of business); and (v) all obligations of others secured by a Lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, whether or not the obligations secured thereby shall have been assumed by such Person or shall otherwise be such Person's legal liability.

     "Indenture" means this Indenture as amended, restated or supplemented from time to time.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) promulgated under Regulation D of the Securities Act.

     "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Issue Date" means the date of first issuance of the Notes under this Indenture.

     "Issuer Request" means any written request signed in the names of each of the Issuers by William R. James, C. Timothy Trenary or Daniel K. Shoemaker for the Company in their capacity as officers of a corporate general partner of the General Partner and the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer for Finance Corp. and attested to by the Secretary or any Assistant Secretary of each of the Issuers.

     "Issuers" means the parties named as such in the first paragraph of this Indenture until a successor replaces such parties pursuant to Article 5 of this Indenture and thereafter means the successor and any other obligor on the Notes.

     "Jamesco" means Jamesco, Inc., a Michigan corporation, whose sole shareholder is William R. James.

     "Lien" means, with respect to any asset any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Maturity Date" means August 15, 2004.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the cash proceeds of such Asset Sale, including payments in respect of deferred payment obligations (to the extent correspond-ing to the principal, but not interest, component thereof) when received in the form of cash (except to the extent such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash, net of (a) reasonable third-party brokerage commissions and other reasonable third-party fees and expenses (including fees and expenses of counsel and investment bankers), related to such Asset Sale, (b) provisions for all taxes, other than income or similar taxes (whether payable by the Company, any subsidiary or any partner of the Company), as a result of such Asset Sale, as computed on a consolidated basis, and (c) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that was incurred in accordance with this Indenture and that either (i) is secured by a Lien incurred in accordance with this Indenture on the property or assets sold or (ii) is, by its original terms, required to be paid as a result of such sale, in each case to the extent actually repaid in cash.

     "Net Equity Proceeds" means (a) in the case of any sale by the Company of Qualified Capital Stock of the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Company for or into shares of Qualified Capital Stock of the Company, the amount of such Indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with GAAP) as reflected in the consolidated financial statements of the Company prepared in accordance with GAAP as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the Holder of such Indebtedness to the Company upon such exchange, exercise, conversion or surrender and less any and all payments made to the Holders of such Indebtedness, and all other expenses incurred by the Company in connection therewith).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions), or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and (ii) any extraordinary gain (but not loss), together with any re-lated provision for taxes on such extraordinary gain (but not loss).

     "New Bank Credit Facility" means that certain secured credit facility entered into on the Issue Date, by and among the Company, the lenders listed therein, NBD Bank, as Documentation Agent, and Canadian Imperial Bank of Commerce, as Administration Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time, and any agreement governing Indebtedness incurred to refund or refinance all or a portion of the borrowings and commitments then outstanding or permitted to be outstanding under the New Bank Credit Facility as provided under Section 4.06.

     "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

     "Notes" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering" means the offering of the Notes as described in the Offering Memorandum.

     "Offering Memorandum" means the Offering Memorandum dated August 12, 1997 pursuant to which the Notes were offered.

     "Officer", with respect to the Company, means William R. James, C. Timothy Trenary and Daniel K. Shoemaker in their capacity as officers of a corporate general partner of the General Partner and, with respect to Finance Corp. or any Guarantor, means the Chief Executive Officer, the President, any Vice President and the Chief Financial Officer, the Treasurer or the Secretary of Finance Corp., or any other officer designated by the Board of Directors of Finance Corp., as the case may be.

     "Officers' Certificate" means a certificate signed by (i) William R. James and Daniel K. Shoemaker in their capacity as officers of a corporate general partner of the General Partner on behalf of the Company and (ii) by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of Finance Corp. on behalf of Finance Corp.

     "Opinion of Counsel" means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel which counsel is reasonably acceptable to the Trustee stating the matters required by Section
11.05 and delivered to the Trustee.

     "Partnership Advisory Board" means the Partnership Advisory Board of the Company, as provided for in the Partnership Agreement.

     "Partnership Agreement" means that certain amended partnership agreement of the Company as in effect on the Issue Date and as it may be amended from time to time.

     "Partnership Interest" means any general or limited partnership interest and any interest as a member of a limited liability company or a limited liability partnership.

     "Payment Restriction" means, with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person, or (c) transfer any of its properties or assets to such Person or any other Subsidiary of such Person, or (ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or
(c) transfer of properties or assets.

     "Permitted Holders" means (i) the General Partner, (ii) Jamesco, (iii) Trenary Corp., Ltd., a Michigan corporation, (iv) DKS Holdings, Inc., a Michigan corporation, and (v) William R. James, C. Timothy Trenary and Daniel
K. Shoemaker, each of their spouses and their children or other lineal descendants (whether adoptive or biological), probate estate of any such individual, and any trust, so long as one or more of the foregoing individuals is the beneficiary thereunder, and any other corporation, partnership or other entity all of the shareholders, partners, members or owners of which are any one or more of the foregoing.

     "Permitted Investments" means (i) any Investments in the Company or in a Wholly Owned Subsidiary of the Company in anticipation of a sale of the stock of such Wholly Owned Subsidiary in connection with the disposition of assets of the Company provided that the Net Cash Proceeds therefrom are applied as provided under Sections 4.10 and 4.16, (ii) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company and that is engaged in the same or a similar line of business as the Company was engaged in on the Issue Date or as the Company's business has thereafter evolved in the fields of cable television systems, enhanced video services, advanced telecommunications services, such as broadband high speed Internet access and inter- and intra-network data services, and telephony, and (iii) Related Business Investments of the Company or any Subsidiary in an amount not exceeding $2 million.

     "Permitted Liens" means (a) Liens securing Indebtedness incurred under the New Bank Credit Facility; (b) Liens in favor of the Issuers; (c) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (d) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition; (e) Liens imposed by law such as carriers', warehousemans' or mechanics' Liens, and other Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Purchase Money Liens and Liens to secure Capital Lease Obligations and mortgage financing permitted by clause (f) of the second paragraph of Section 4.06 covering only the assets acquired with such Indebtedness; (g) Liens existing on the Issue Date; (h) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (i) Liens securing Permitted Refinancing Indebtedness; provided that any such Lien does not extend to or cover any property or assets other than the property or assets securing Indebtedness so refunded, refinanced or extended; (j) any extensions, substitutions, replacements or renewals of the foregoing; and (k) easements, rights-of-way and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the Issuers' properties subject thereto.

     "Permitted Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company outstanding on the Issue Date or other Indebtedness (including, without limitation, Indebtedness under the New Bank Credit Facility) permitted to be incurred by the Company or its Subsidiaries pursuant to the terms of this Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is at least equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended.

     "Person" or "person" means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization or government (or any agency or political subdivision thereof).

     "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether outstanding on the date hereof or issued after the date of the Indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person.

     "Private Exchange Notes" shall have the meaning assigned thereto in the Registration Rights Agreement.

     "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes in the form set forth in Exhibit B.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act.

     "Pro Forma Consolidated Cash Flow" of any Person means for any period the Consolidated Cash Flow of such Person for such period calculated on a pro forma basis to give effect to any Asset Sale or acquisition of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during such period as if such Asset Sale or acquisition of assets had taken place on the first day of such period. For purposes of making the computations referred to in Section 4.06, any Asset Sale or acquisition of assets not in the ordinary course of business made by the Company, including all mergers and acquisitions subsequent to the last full fiscal quarter, shall be calculated on a pro forma basis as if such Asset Sale or acquisition of assets had taken place on the first day of such fiscal quarter.

     "Public Equity Offering" means a public offering of Capital Stock pursuant to a registration statement under the Securities Act.

     "Purchase Money Liens" means Liens to secure or securing Purchase Money Obligations permitted to be incurred under this Indenture.

     "Purchase Money Obligations" means Indebtedness representing, or incurred to finance, the cost of acquiring any assets (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Company), provided that (i) the principal amount of such Indebtedness does not exceed 100% of such cost, including construction charges, (ii) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired and (iii) such Indebted-ness is incurred, and any Liens with respect thereto are granted within 180 days of the acquisition of such property or asset.

     "Qualified Capital Stock" means, with respect to any Person, any Equity Interest of such Person that is not Disqualified Stock.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

     "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

     "Registration Rights Agreement" means the Registration Rights Agreement
dated as of August   , 1997 among the Issuers, CIBC Wood Gundy Securities Corp.
and First Chicago Capital Markets, Inc., as Initial Purchasers.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Related Business Investment" means (i) any capital expenditure or Investment, in each case reasonably related to the business of the Company as conducted on the Issue Date and as such business may thereafter evolve in the fields of cable television systems, enhanced video services and advanced telecommunications services, such as broadband high speed Internet access and inter- and intra-network data services, and telephony; and (ii) any Investment in any other Person primarily engaged in the same businesses as provided in the foregoing subparagraph (i).

     "Responsible Officer" when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Debt Prepayment" means any purchase, redemption, defeasance (including, but not limited to, in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Indebtedness that is pari passu with or subordinate in right of payment to the Notes.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Payment" means any (i) Stock Payment, (ii) Restricted Investment or (iii) Restricted Debt Prepayment.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any real or tangible personal Property, which Property has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing.

     "S&P" means Standard & Poor's Corporation and its successors.

     "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date.

     "Stock Payment" means, with respect to any Person, (i) the declaration or payment by such Person, directly or indirectly, either in cash or in property, of any dividend on, or the making of any distribution in respect of, such Person's Equity Interests (except in the case of the Company, dividends payable solely in Qualified Capital Stock of the Company), or (ii) the redemption, repurchase, retirement or other acquisition for value by such Person, directly or indirectly, of such Person's Equity Interests, or the Equity Interests of such Person's Subsidiaries or other Affiliates; provided, however, that in the case of a Subsidiary of the Company, the term Stock Payment shall not include any such payment with respect to its Equity Interests if such payment is made solely to the Company.

     "Subordinated Obligations" means any Indebtedness of the Issuers (whether outstanding on the Issue Date or thereafter incurred) which, by its terms pursuant to a written agreement, is subordinate or junior in right of payment to the Notes.

     "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any limited liability company or any other Person (other than a corporation or a partnership) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "Temporary Cash Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totalling more than $500,000,000 and rated at least A by S&P and A-2 by Moody's maturing within 365 days of purchase; or (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and (ii).

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb), as amended and as in effect from time to time.

     "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" means, with respect to (a) the Company, the Partnership Interests of the General Partner, and (b) any Person other than the Company,
(i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the Board of Directors of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the Holder thereof into Capital Stock of such Person described in clause (i) above.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (and all options, warrants or other rights to acquire any shares of such Capital Stock or other ownership interests) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. Other Definitions.

     The definitions of the following terms may be found in the sections indicated as follows:

Term                                              Defined in Section
- ----                                              ------------------
"Affiliate Transaction" .......................          4.11
"Agent Members" ...............................          2.14
"Bankruptcy Law" ..............................          6.01
"Business Day" ................................         11.08
"Change of Control Offer" .....................          4.19
"Change of Control Payment Date" ..............          4.19
"Custodian" ...................................          6.01

"Defeasance" ..................................          9.02
"Euroclear"  ..................................          2.16(a)
"Event of Default" ............................          6.01
"Excess Proceeds"  ............................          4.10
"Excess Proceeds Offer" .......................          4.10
"Global Notes" ................................          2.01
"Legal Holiday" ...............................         11.08
"Offer Period" ................................          4.10
"Other Notes" .................................          2.02
"Paying Agent" ................................          2.03
"Payment Default" .............................          6.01
"Purchase Date" ...............................          4.10
"Registrar" ...................................          2.04
"Regulation S Global Notes" ...................          2.16(a)
"Regulation S Notes" ..........................          2.02
"Restricted Global Note" ......................          2.16(a)
"Rule 144A Notes" .............................          2.02


Section 1.03.   Incorporation by Reference of
                Trust Indenture Act.

           Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

           "Commission" means the SEC.

           "indenture securities" means the Notes.

           "indenture securityholder" means a Noteholder.

           "indenture to be qualified" means this Indenture.

           "indenture trustee" or "institutional trustee" means the Trustee.

           "obligor on this Indenture securities" means the Company, the Guarantors or any other obligor on the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.04. Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) words used herein implying any gender shall apply to every gender; and

          (6) whenever in this Indenture there is mentioned, in any context, Principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.


                                  ARTICLE 2

                                  THE NOTES

Section 2.01. Amount of Notes.

          The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $100,000,000, upon a written order of the Company in the form of an Officers' Certificate of the Company. Such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

          Upon receipt of a Company Request and an Officers' Certificate certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement or, with respect to Notes issued under the Indenture subsequent to the Issue Date, a registration rights agreement substantially identical to the Registration Rights Agreement, is effective and that the conditions precedent to a private exchange thereunder have been met, the Trustee shall authenticate an additional series of

Notes in an aggregate principal amount not to exceed $100.0 million for issuance in exchange for the Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act not bearing the Private Placement Legend or pursuant to a Private Exchange. Exchange Notes or Private Exchange Notes may have such distinctive series designations and such changes in the form thereof as are specified in the Company Request referred to in the preceding sentence.

Section 2.02. Form and Dating.

     The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuers are subject. Any such notations, legends or endorsements shall be furnished to the Trustee in writing. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S ("Other Notes") shall be represented by Physical Notes bearing the Private Placement Legend. Each Note shall be dated the date of its authentication.

     The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

     The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Section 2.03. Execution and Authentication.

     Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for each of the Issuers by manual or facsimile signature.

     If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

     The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 2.04. Registrar and Paying Agent.

     The Issuers shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Issuers, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Neither the Issuers nor any Affiliate thereof may act as Paying Agent.

     The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such and shall be entitled to compensation in accordance with Section 7.07.

     The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes and this Indenture.

Section 2.05. Paying Agent to Hold Money in Trust.

     Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuers or any other obligor on the Notes), and the Issuers and the Paying Agent shall notify the Trustee of any default by the Issuers (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuers at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06. Noteholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

Section 2.07.  Transfer and Exchange.

     Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuers shall issue and execute and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Issuers may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.10, 4.16 or 8.05 (in which events the Issuers shall be responsible for the payment of such taxes). The Issuers shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the selection of Notes to be redeemed or any Note selected for redemption.

     Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

     Each Holder of a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

     Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Issuer's compliance with or have any responsibility with respect to the Issuer's compliance with any Federal or state securities laws.

Section 2.08. Replacement Notes.

     If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Issuers and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuers, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Issuers, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuers may charge such Holder for the Issuers' reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuers for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute an additional contractual obligation of the Issuers.

Section 2.09. Outstanding Notes.

     The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section
9.01 or 9.03 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because an Issuer or one of either of its Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives written notice that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuers.

     If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10. Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of accel-eration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by an Issuer or any other Affiliate of an Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such declaration, notice, direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes the pledgee's right so to act with respect to the Notes and that the pledgee is not either of the Issuers, any other obligor on the Notes or any of their respective Affiliates.

Section 2.11. Temporary Notes.

     Until definitive Notes are prepared and ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.12. Cancellation.

     The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) destroy cancelled Notes and deliver a certificate of destruction thereof to the Issuers. The Issuers may not reissue or resell, or issue new Notes to replace, Notes that the Issuers have redeemed or paid, or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

     If the Issuers default on a payment of interest on the Notes, they shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Note-holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuers shall fix such special record date and payment date and provide the Trustee at least 20 days notice of the proposed amount of defaulted interest to be paid and the special payment date and at the same time the Issuers shall deposit with the Trustee the aggregate amount proposed to be paid in respect of such defaulted interest. At least 15 days before such special record date, the Issuers shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuers may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuers to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.14.  CUSIP Number.

     The Issuers in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any such CUSIP number used by the Issuers in connection with the issuance of the Notes and of any change in the CUSIP number.

Section 2.15.  Deposit of Moneys.

     Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Issuers shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable at the office of the Paying Agent.

Section 2.16.  Book-Entry Provisions for Global Notes.

     (a) Rule 144A Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL")), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes and Exhibit D.

     Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Issuers that it is unwilling or unable to continue as depository for such Global Note and the Issuers thereupon fail to appoint a successor depository or
(y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing a Default or an Event of De-fault with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the Trustee shall upon receipt of a written order from the Issuers authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

     (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

     (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Issuers determine otherwise in compliance with applicable law.

     (f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the original issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in the Regulation S Global Note may be held only through Euroclear or CEDEL, as indirect participants in DTC, unless transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

     (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

     (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global
Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.17. Special Transfer Provisions.

           (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S.
Person:

           (i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after , 1999 or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officer's Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of a transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of
      (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Issuers shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder's Note stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the trans-feror is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

           (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Restricted Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

           (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(x) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Issuers to such effect.

           (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

           The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section
2.16 or this Section 2.17. The Issuers shall have the right (at the expense of the Issuers) to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

Section 2.18. Computation of Interest.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE 3

                                  REDEMPTION

Section 3.01. Notices to Trustee.

     If the Issuers elect to redeem Notes pursuant to paragraph 5 of the Notes, at least 45 days prior to the Redemption Date the Issuers shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes, as appropriate.

Section 3.02. Selection by Trustee of Notes to Be Redeemed.

     In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, on a pro rata basis or by lot, or such other method as it shall deem fair and equitable. The Trustee shall promptly notify the Issuers of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

     At least 30 days, and no more than 60 days, before a Redemption Date, the Issuers shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04 hereof.

           The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

           (1)  the Redemption Date;

           (2) the redemption price and the amount of premium and accrued interest to be paid;

           (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

           (4)  the name and address of the Paying Agent;

           (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

           (6) that unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

           (7) the provision of paragraph 5 of the Notes pursuant to which the Notes called for redemption are being redeemed; and

           (8)  the aggregate principal amount of Notes that are being redeemed.

           At the Issuers' written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' sole expense.

Section 3.04. Effect of Notice of Redemption.

           Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, pay-ment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.05. Deposit of Redemption Price.

     On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuers shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuers to the Trustee for cancellation.

     On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06. Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.


                                  ARTICLE 4


                                  COVENANTS

Section 4.01. Payment of Notes.

     The Issuers shall, jointly and severally, pay the principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

     The Issuers shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02. SEC Reports.

     (a) The Issuers will file with the SEC all information, documents and reports to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in the case of the Company, whether or not the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and in the case of Finance Corp., only to the extent subject to such filing requirements. The Issuers (at their own expense) will file with the Trustee within 15 days after they file them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Issuers file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Issuers shall also comply with the provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     (b) At the Issuers' expense, regardless of whether the Issuers are required to furnish such reports and other information referred to in paragraph
(a) above to their equityholders pursuant to the Exchange Act, the Company shall cause such reports and other information to be mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 15 days after they file them with the SEC.

     (c) The Issuers shall, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Issuers (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act; provided, however, that the Issuers shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of (i) the date such Note (or any predecessor Note) was acquired from the Issuers or (ii) the date such Note (or any predecessor Note) was last acquired from an "affiliate" of the Issuers within the meaning of Rule 144 under the Securities Act.

Section 4.03. Waiver of Stay, Extension or Usury Laws.

     The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04. Compliance Certificate.

     (a) The Issuers shall deliver to the Trustee, within 100 days after the end of each fiscal year and on or before 50 days after the end of the first, second and third quarters of each fiscal year, an Officers' Certificate (one of the signers on behalf of each of the Issuers of which shall be the principal executive officer, principal financial officer or principal accounting officer of such Issuer) stating that a review of the activities of the Issuers and their Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.02 above shall be accompanied by a written statement of the Issuers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Issuers have violated any provisions of this Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly for any failure to obtain knowledge of any such violation.

     (c) The Issuers will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

     (d) The Company's fiscal year currently ends on December 31. The Company will provide notice to the Trustee of any change in its fiscal year.

Section 4.05. Taxes.

     The Issuers shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06. Limitation on Incurrence of Indebtedness.

     The Issuers shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt) or issue any Disqualified Stock, except for Permitted Indebtedness; provided, however, that if no Default or Event of Default with respect to the Notes shall have occurred and be continuing, or shall occur as a consequence of the incurrence of such Indebtedness, the Company may incur Indebtedness and the Company and its Subsidiaries may issue Disqualified Stock if, at the time of such incurrence or issuance and after giving effect to the incurrence of such Indebtedness (and any other Indebtedness incurred since the end of the last full fiscal quarter or fiscal year for which internal financial statements are available and the application of the proceeds thereof), the ratio (the "Debt Ratio") of (a) the aggregate principal amount of consolidated Indebtedness of the Company and its Subsidiaries outstanding as of the end of the last full fiscal quarter or fiscal year for which internal financial statements are available to (b) four times the Pro Forma Consolidated Cash Flow of the Company and its Subsidiaries for the last full fiscal quarter immediately preceding the date of the incurrence, determined on a pro forma basis as if any such Indebtedness had been incurred and the proceeds thereof had been applied at the beginning of such preceding fiscal quarter ("Pro Forma Annual Cash Flow"), would be less than or equal to
(i) 6.75 to 1.0 if the date of such incurrence is on or before September 30, 1999 and (ii) 6.50 to 1.0 thereafter; provided that this covenant shall not apply to the incurrence of Indebtedness by the Company so long as all of the proceeds of such Indebtedness are applied to the repurchase of outstanding Notes by the Company pursuant to an offer to purchase Notes pursuant to (x) Article 3 of this Indenture and paragraph 5 of the Notes or (y) a tender offer made to all Holders of the Notes effected in accordance with all federal and state securities laws, including, without limitation, Rule 14e-1 under the Exchange Act and any other applicable federal or state regulations.

     The foregoing limitations will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"): (a) Indebtedness under the New Bank Credit Facility in an aggregate principal amount not to exceed $30 million in principal amount at any one time outstanding, less the amount of all permanent reductions in the outstanding borrowings and related commitments under the New Bank Credit Facility resulting from any application of Net Cash Proceeds from any Asset Sale after the Issue Date (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder); (b) the incurrence by the Issuers of Existing Indebtedness; (c) the incurrence by the Issuers of the Indebtedness represented by the Notes; (d) the incurrence of Permitted Refinancing Indebtedness; (e) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; (f) the incurrence by the Company of Indebtedness represented by Capital Lease Obligations, mortgage financings, or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding; (g) guarantees by any Subsidiary of Indebtedness of the Company; and (h) other Indebtedness of the Company, including any Indebtedness under the New Bank Credit Facility that utilizes this clause, having an aggregate principal amount not to exceed $2,500,000 at any time outstanding.

Section 4.07.  Limitation on Preferred Stock of Subsidiaries.

     The Company shall not permit any Subsidiary to issue any Preferred Stock (except Preferred Stock to the Company or a Subsidiary) or permit any Person (other than the Company or a Subsidiary) to hold any such Preferred Stock unless the Company or such Subsidiary would be entitled to incur or assume Indebtedness (other than Permitted Indebtedness) under the first paragraph of
Section 4.06 in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

Section 4.08. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

     The Issuers shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any Payment Restriction, except for such Payment Restrictions existing under or by reason of (i) the New Bank Credit Facility,
(ii) this Indenture or the Notes, (iii) applicable law, (iv) any instrument governing Indebtedness of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that the Consolidated Cash Flow of such Person, to the extent that it is subject to an effective Payment Restriction and has not been paid or made available to the Company, is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (v) by reason of customary nonassignment provisions in leases or franchise agreements entered into in the ordinary course of business and consistent with past practices, (vi) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (i)(c) of the definition of "Payment Restriction" on the property so acquired, or (vii) Permitted Refinancing Indebtedness with respect to the Indebtedness referred to in clauses (i), (ii) or (iv) above; provided that the Payment Restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Section 4.09. Limitation on Restricted Payments.

     The Issuers shall not, nor shall the Company permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of any such Restricted Payment and after giving effect thereto on a pro forma basis:

           (a) no Default or Event of Default shall have occurred and be continuing;

           (b) the Company would have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06; and

           (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries (the value of any such payment, if other than cash, being determined by the Board of Directors of the Company and evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee) since the Issue Date is less than the sum of (a) the difference between (x) 100% of cumulative Consolidated Cash Flow for the period (taken as one accounting period) from the end of the first fiscal quarter during which the Issue Date occurs to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available and (y) 140% of cumulative Consolidated Interest Expense for the period (taken as one accounting period) from the end of the first fiscal quarter during which the Issue Date occurs to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available, plus (b) 100% of the aggregate Net Equity Proceeds received by the Company from any Person (other than a Subsidiary of the Company) subsequent to the Issue Date and on or prior to the time of such Restricted Payment, from the issuance and sale of Qualified Capital Stock (other than (1) Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness or (2) any such Net Equity Proceeds from issuances and sales financed directly or indirectly using funds borrowed from the Company or any Subsidiary, until and to the extent such borrowing is repaid).

           The provisions of this covenant shall not prohibit (i) the payment of any dividend within 60 days after the date of dec-laration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company, (iii) the defeasance, redemption or repurchase of Indebtedness of the Company which is subordinate to the Notes, with an incurrence of Permitted Refinancing Indebtedness, (iv) the payment of any dividend or distribution on Equity Interests of the Company or any Subsidiary of the Company to the extent necessary to permit the direct or indirect beneficial owners of such Equity Interests to pay federal and state income tax liabilities arising from income of the Company or such Subsidiary and attributable to them solely as a result of the Company or such Subsidiary (and any intermediate entity through which such holder owns such Equity Interests) being a partnership or similar pass-through entity for federal income tax purposes, and (v) the payment of annual fees for management services to the General Partner pursuant to the terms of the Partnership Agreement as currently in effect on the Issue Date (including any extensions of such agreement on terms substantially the same as those in existence on the Issue Date) and in any event not to exceed in any fiscal year 4% of the Company's annual revenues plus $5.00 multiplied by the average aggregate number of subscribers to the Systems owned by the Company during such year; in the case of an event under clause (ii) or (iii) above (but not in the case of an event under clause (i), (iv) or (v) above), provided that no Default or Event of Default shall have occurred and be continuing. In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clause (i) above shall be included as Restricted Payments.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.09 were computed, which calculations may be based upon the Company's latest available financial statements.

Section 4.10. Limitation on Certain Asset Sales.

     (a) The Issuers shall not, and the Company shall not permit any of its Subsidiaries to, consummate any Asset Sale unless (i) such Issuer (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by such Issuer or Subsidiary consists of (1) cash or Temporary Cash Investments or
(2) properties and capital assets (including franchises and licenses required to own and operate such properties) to be used in the same lines of business being conducted by such Issuer or Subsidiary at such time, or Equity Interests in one or more Persons which thereby become Wholly Owned Subsidiaries of the Company whose assets consist primarily of such properties and capital assets; provided, however, that the amount of (x) any liabilities (as shown on such Issuer's or such Subsidiary's most recent balance sheet or in the notes thereto), of such Issuer or any Subsidiary of the Company (other than liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by such Issuer or any such Subsidiary of the Company from such transferee that are immediately converted by such Issuer or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for the purposes of this provision.

     (b) Within 365 days after any Asset Sale, such Issuer or Subsidiary of the Company, as the case may be, may either (i) apply such Net Cash Proceeds to permanently reduce outstanding borrowings and related commitments under the New Bank Credit Facility or (ii) commit to apply the Net Cash Proceeds from such Asset Sale to a Related Business Investment; provided that any Net Cash
Proceeds that are committed to be used pursuant to this clause (ii) are so used within 365 days after any Asset Sale. Pending the final application of any such Net Cash Proceeds, the Issuers may temporarily reduce Indebtedness under the New Bank Credit Facility or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture. Any Net Cash Proceeds from an Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $3 million, the Issuers shall commence an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture.

     (c) If the Issuers are required to make an Asset Sale Offer, the Issuers shall mail, within 30 days after the date on which the aggregate amount of Excess Proceeds exceeds $3 million, a notice to the Holders (with a copy to the Trustee) stating, among other things: (i) that such Holders have the right to require the Issuers to apply the Excess Proceeds to repurchase such

Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (ii) the purchase date (the "Purchase Date"), which shall be no earlier than 30 days and not later than 40 days from the date such notice is mailed; (iii) the instructions, determined by the Issuers, that each Holder must follow in order to have such Notes repurchased; and (iv) the calculations used in determining the amount of Excess Proceeds to be applied to the repurchase of such Notes.
The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement (the "Offer Period"). The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

           (1)  that the Asset Sale Offer is being made pursuant to this Section
      4.10 and the length of time the Asset Sale Offer will remain open;

           (2)  the purchase price and the Purchase Date;

           (3) that any Note not tendered or accepted for payment will continue to accrue interest;

           (4) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date and the deposit of the purchase price with the Trustee;

           (5) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date;

           (6) that Holders will be entitled to withdraw their election if the Issuers, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

           (7) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Proceeds, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Is-suers so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

           (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

           On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Asset Sale Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 4.10. The Paying Agent shall promptly (but in any case not later than 5 days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, the Guarantors shall endorse the Guarantee thereon and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Excess Proceeds Offer on the Purchase Date by sending a press release to the Dow Jones News Service or similar business news service in the United States. If an Asset Sale Offer is not fully subscribed, the Issuers may retain that portion of the Excess Proceeds not required to repurchase Notes.

           The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. Upon completion of any Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.11. Limitation on Transactions with Affiliates.

           The Issuers shall not, and the Company shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; (b) such Affiliate Transaction relates to and is in furtherance of the lines of business the Company was engaged in on the Issue Date or as the Company's business has thereafter evolved in the fields of cable television systems, enhanced video services, advanced telecommunications services, such as broadband high speed Internet access and inter- and intra-network data services, and telephony; (c) in the case of any such Affiliate Transaction involving aggregate payments in excess of $3 million, the Company delivers to the Trustee a resolution of the Partnership Advisory Board set forth in an Officers' Certificate certifying that (i) such Affiliate Transaction complies with clauses (a) and (b) above, (ii) such Affiliate Transaction is in the best interests of the Company or the relevant Subsidiary and (iii) such Affiliate Transaction is approved by a majority of the disinterested members of the Partnership Advisory Board; and (d) with respect to any Affiliate Transaction involving aggregate payments in excess of $5 million, an opinion as to the fairness to the Company or the applicable Subsidiary from a financial point of view which is issued by an investment banking firm of national standing.

     The provisions in the foregoing paragraph shall not apply to (i) annual fees for management services to the General Partner pursuant to the terms of the Partnership Agreement as in effect on the Issue Date (including any extensions of such agreement on terms substantially the same as those in existence on the Issue Date) and in any event not to exceed in any fiscal year 4% of the Company's annual revenues plus $5.00 multiplied by the average aggregate number of subscribers to the Systems owned by the Company during such year, (ii) transactions between or among the Company and/or its Wholly Owned Subsidiaries and (iii) transactions permitted by Section 4.09. In addition, the provisions of this covenant shall not apply to the 1994 Incentive Compensation Agreement between the Company and the General Partner; provided that (i) the payment of any amounts pursuant to such 1994 Incentive Compensation Agreement shall not be payable prior to the earliest to occur of:
(a) the date all principal, premium, if any, or interest on the Notes has been indefeasibly paid in full, or (b) in the event of the occurrence of a Change of Control, the Change of Control Payment Date, provided that all Notes properly tendered for payment on said date have been purchased, or (c) any other date on which the Incentive Fee has been earned and is payable to the General Partner under the 1994 Incentive Compensation Agreement, so long as such payment is permitted by Section 4.09; and (ii) any claim to such amounts is subordinated until the date permitted to be paid under clause (i)(a), (i)(b) or (i)(c) above to the prior repayment in full of all principal, premium, if any, or interest on the Notes.

Section 4.12. Limitation on Liens.

     The Issuers shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless (i) if such Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to the Lien granted to the holders of the Notes to the same extent as such Indebtedness is subordinated to the Notes.

Section 4.13. Limitation on Conduct of Finance Corp.

     Finance Corp. shall not hold any operating assets or other properties or conduct any business other than to serve as an Issuer and co-obligor with respect to the Notes and will not own any Capital Stock of any other Person.

Section 4.14. Limitation on Creation of Subsidiaries.

     Neither Issuer shall create or acquire, or permit any of its Subsidiaries to create or acquire, any Subsidiary other than (i) Finance Corp. and (ii) any Subsidiary of the Company that shall, at the time it has either assets or net worth in excess of $5,000, execute a Guarantee, in the form attached to this Indenture and reasonably satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation a supplement or amendment to this Indenture and Opinions of Counsel as to the enforceability of such Guarantee).

Section 4.15. Legal Existence.

     Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their legal existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the rights

(charter and statutory), licenses and franchises of the Issuers and their Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.16. Change of Control.

          (a) Within 30 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this
Section 4.16.

           (b) Within 30 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

           (i)   that the Change of Control Offer is being made pursuant to this
      Section 4.16 and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

           (ii) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days from the date such notice is mailed (the "Change of Control Payment Date"));

           (iii) that any Note not tendered will continue to accrue interest;

           (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

           (v) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

           (vi) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

           (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

           (viii) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance;

           (ix)    the name and address of the Paying Agent; and

           (x) in the event the incentive fee has been earned and is payable to the General Partner of the Company under the terms of the 1994 Incentive Compensation Agreement, that the Incentive Fee will be paid to the General Partner on the Change of Control Payment Date after payment of all Notes tendered pursuant to the Change of Control Offer, and the pro forma effects of such payment on the Company's financial statements, with differing percentages of Notes being tendered and offered for payment.

           On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent of all Notes or portions thereof so tendered, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail to each Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. In addition, in the event of any Change of Control, the Issuers will not, and the Company will not permit any of its Subsidiaries to, purchase or otherwise redeem any Indebtedness ranking junior to the Note pursuant to any analogous provisions, or pay any Incentive Fee payable to the General Partner of the Company under the terms of the 1994 Incentive Compensation Agreement, on or prior to the date that all Notes tendered pursuant to a Change of Control Offer have been accepted for payment and the necessary Change of Control Payment has been irrevocably deposited with the Paying Agent.

     (c) (i) If the Company or any Subsidiary thereof has issued any outstanding (A) Indebtedness that is subordinated in right of payment to the Notes or (B) Preferred Stock, and the Company or such Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Issuers shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Company's Change of Control Offer and otherwise have consummated the Change of Control Offer made to holders of the Notes and (ii) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under the Indenture.

     In the event that a Change of Control occurs and the Holders of Notes exercise their right to require the Issuers to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Issuers will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

Section 4.17. Maintenance of Office or Agency.

     The Issuers shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02.

     The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

     The Issuers hereby initially designate the Corporate Trust Office of the Trustee set forth in Section 11.02 as such office of the Issuers.

Section 4.18. Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

     (a) The Issuers shall, and the Company shall cause each of its Subsidiaries to, at all times cause all material properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

     (b) The Issuers shall, and the Company shall cause each of its Subsidiaries to, maintain insurance (which may include self-insurance) in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

     (c) The Issuers shall, and the Company shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Issuers and each Subsidiary of the Company, in accordance with GAAP consistently applied to the Issuers and such Subsidiaries taken as a whole.

     (d) The Issuers shall and the Company shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or financial condition of the Issuers and the Company's Subsidiaries taken as a whole.

Section 4.19. Further Assurance to the Trustee.

     The Issuers shall, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

Section 4.20. Limitation on Sale and Lease-Back Transactions.

     The Issuers shall not, and the Company shall not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined, in good faith, by the Board of Directors of the Company and (ii) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with Section 4.06.

Section 4.21. Payments for Consent.

     Neither the Issuers nor any of the Guarantors shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE 5

                             SUCCESSOR CORPORATION

Section 5.01. Limitation on Consolidation, Merger and
              Sale of Assets.


     (a) Neither of the Issuers will, nor will they permit any Guarantor to, consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless (in the case of the Company or any Guarantor): (i) the Company or such Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or such Guarantor) formed by such consoli-dation or into which the Company or such Guarantor, as the case may be, is merged or to which the properties and assets of the Company or such Guarantor, as the case may be, are transferred shall be a corporation (or in the case of the Company, a corporation, a limited partnership, limited liability company or a limited liability partnership) organized and existing under the laws of the United States or any State thereof or the District of Columbia; provided that at any time the Company or its successor is a limited partnership, limited liability company or limited liability partnership there shall be a co-issuer of the Notes that is a corporation; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company or such Guarantor, as the case may be, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company or such Guarantor or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period, be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 4.06; provided, however, that such Person shall not be required to meet the Debt Ratio if such Person has, at the time of such transaction and after giving pro forma effect thereto, a long-term indebtedness credit rating at least equal to the greater of (i) BB by S&P or Ba(2) by Moody's or (ii) one full credit rating above the Company's credit rating, provided the Company received such credit rating within the 12 months preceding any such determination.

     (b) In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.01, the Issuers shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Section 5.02. Successor Person Substituted.

     Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company or any Guarantor in accordance with Section
5.01 above, the successor corporation formed by such consolidation or into which the Company or such Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Company or such Guarantor herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                    ARTICLE 6

                             DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

           An "Event of Default" occurs if

           (1) there is a default in the payment of any interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;

           (2) there is a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise including the failure to repurchase Notes tendered pursuant to the requirements of Sections 4.10 and 4.16;

           (3) there is a failure by the Issuers to comply with the provisions described under Sections 4.06, 4.07, 4.09, 4.10, 4.16 or 5.01;

           (4) either of the Issuers defaults in the observance or performance of any other covenant in the Notes or this Indenture for 60 days after written notice from the Trustee or the Holders of not less than 25% in the aggregate principal amount of the Notes then outstanding;

           (5) there is a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the pay-
        ment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity without such declaration having been rescinded or annulled within a period of 10 days, and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more at any one time;

           (6) failure by the Issuers or any of the Company's Subsidiaries to pay final judgments aggregating in excess of $5 million (net of amounts covered by reputable and creditworthy insurance companies) which judgments are not paid, discharged or stayed for a period of 60 days;

           (7) either of the Issuers, the General Partner or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                 (A)  commences a voluntary case,

                 (B) consents to the entry of an order for relief against it in an involuntary case,

                 (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                 (D) makes a general assignment for the benefit of its creditors, or

                 (E)  generally is not paying its debts as they become due; or

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (A) is for relief against either of the Issuers, the General Partner or any Significant Subsidiary in an involuntary case,

                 (B) appoints a Custodian of either of the Issuers, the General Partner or any Significant Subsidiary or for all or substantially all of the property of either of the Issuers or any Significant Subsidiary, or

                 (C) orders the liquidation of either of the Issuers, the General Partner or any Significant Subsidiary,

            and the order or decree remains unstayed and in effect for 60 days.

           The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02. Acceleration.

           If an Event of Default (other than an Event of Default arising under Section 6.01(7) or (8) with respect to either of the Issuers the General Partner or any Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may by written notice to the Issuers and the Trustee declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration and such amounts shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in
Section 6.01(7) or (8) with respect to either of the Issuers, the General Partner or any Significant Subsidiary occurs, such principal, premium, if any, and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

Section 6.03. Other Remedies.

           If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04. Waiver of Past Defaults and Events of Default.

     Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05. Control by Majority.

     The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06. Limitation on Suits.

           Subject to Section 6.07 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

           (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

           (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

           (3) such Holder or Holders offer and if requested provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

           (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer, and, if requested, provision of indemnity; and

           (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

           A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07. Rights of Holders to Receive Payment.

           Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note (including Additional Interest) on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

           If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or the Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

           The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Issuers or the Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

           Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.10. Priorities.

           If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

           FIRST:  to the Trustee for amounts due under Section 7.07 hereof;

           SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest

      (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

           THIRD: to the Issuers or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

           The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

           In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.12. Restoration of Rights and Remedies.

           If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE 7

                                   TRUSTEE

Section 7.01. Duties of Trustee.

           (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the

Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

           (b)  Except during the continuance of an Event of Default:

           (i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

           (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

           (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

           (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

           (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

           (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Indenture and in particular pursuant to Sections 6.02, 6.05 or 6.06 hereof.

           (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties or to take or omit to take any action under the Indenture or take any action at the request of or direc-tion of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

           (5) Notwithstanding anything to the contrary contained herein, the Trustee shall not be charged with knowledge of any Default or Event of Default (other than those under Section 6.01 or 6.02) unless and until a Responsible Officer receives written notice thereof.

           (d)  Whether or not therein expressly so provided, paragraphs (a),
(b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

           (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability, expense or fee.

           (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.02. Rights of Trustee.

           Subject to Section 7.01 hereof:

           (1) The Trustee may rely and shall be protected in acting or refraining from action on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

           (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

           (3) The Trustee may act through its attorneys, agents, custodians and nominees and shall not be responsible for the misconduct or negligence of any attorney, agent, custodian or nominee appointed by it with due care.

           (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

           (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 7.03. Individual Rights of Trustee.

           The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either of the Issuers, the General Partner or any Subsidiary, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

           The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the sale of Notes or any money paid to the Issuers pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes or this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

           If a Default occurs and is continuing and a Responsible Officer of the Trustee has received written notice thereof, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

Section 7.06. Reports by Trustee to Holders.

           If required by TIA Section 313(a), within 60 days after August 15 of any year, commencing August 15, 1998, the Trustee shall mail to each Noteholder a brief report dated as of such August 15 that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

           Reports pursuant to this Section 7.06 shall be transmitted by mail:

           (1) to all registered Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

           (2) to such Holder of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

           A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

           The Issuers and the Guarantors shall pay to the Trustee and Agents from time to time such compensation as shall be agreed in writing between the Company and the Trustee or such Agent for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuers and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

           The Issuers and the Guarantors shall indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exer-cise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Issuers in writing promptly of any claim asserted against the Trustee or any Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Issuers shall not relieve the Issuers and Guarantors of their obligations hereunder except to the extent the Issuers and the Guarantors are prejudiced thereby.

     Notwithstanding the foregoing, the Issuers and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Issuers and the Guarantors in this
Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Issuers and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of each of the Issuers and each of the Guarantors and shall survive the satisfaction, discharge and termination of this Indenture, including any termination or rejection hereof under any bankruptcy law.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 9.

Section 7.08. Replacement of Trustee.

     The Trustee may resign by so notifying the Issuers in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Issuers' written consent which consent shall not be unreasonably withheld. The Issuers may remove the Trustee at their election if:

     (1)  the Trustee fails to comply with Section 7.10 hereof;

           (2)  the Trustee is adjudged a bankrupt or an insolvent;

           (3) a receiver or other public officer takes charge of the Trustee or its property;

           (4)  the Trustee otherwise becomes incapable of acting; or

           (5)  a successor corporation becomes successor Trustee pursuant to
      Section 7.09 below.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.

           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Consolidation, Merger, Etc.

           If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

           This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

Section 7.11. Preferential Collection of Claims Against Company.

           The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12. Paying Agents.

           The Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to them and the Trustee an instrument in which such Agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

           (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuers or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

           (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

           (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Issuers (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                  ARTICLE 8


                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. Without Consent of Holders.

           The Issuers and the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

           (1)  to comply with Section 5.01 hereof;

           (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

           (3)  to comply with any requirements of the SEC under the TIA;

           (4) to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Noteholder;

           (5) to make any other change that does not adversely affect the rights of any Noteholders hereunder; or

           (6)  to add a Guarantor.

           The Trustee is hereby authorized to join with the Issuers and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02. With Consent of Holders.

            The Issuers (each when authorized by a Board Resolution), the Guarantors (each when authorized by a Board Resolution) and the Trustee may modify or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Issuers or Guarantors with any provision of this Indenture or the Notes. Subject to Section 8.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

           (1) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

           (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes other than as set forth under Sections 4.10 and 4.16 or reduce the purchase price payable in connection with repurchases of the Notes pursuant to Sections 4.10 and 4.16;

           (3) reduce the rate of or change the time for payment of interest on any Note;

           (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

           (5) make the principal of, or the interest on, any Note payable in money other than that stated in the Notes;

           (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal of or premium, if any, or interest on the Notes;

           (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10 and 4.16);

           (8) make a change that adversely affects the ranking of the Notes or the Guarantees; or

           (9) make any change in the foregoing amendment and waiver provisions.

           After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuers shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

           Upon the written request of the Issuers, accompanied by a Board Resolution of each of them authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section
8.06 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03. Compliance with Trust Indenture Act.

     Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04. Revocation and Effect of Consents.

     Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

     The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

     After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 8.05. Notation on or Exchange of Notes.

     If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuers) shall request the Holder of the Note (in accordance with the specific written direction of the Issuers) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

Section 8.06. Trustee to Sign Amendments, etc.

     The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Issuers and Guarantors, enforceable against the Issuers and Guarantors in accordance with its terms (subject to customary exceptions).

                                  ARTICLE 9

                      DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01. Discharge of Indenture.

     The Issuers and the Guarantors may terminate their obligations under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Sec-tion 9.01, if there shall have been cancelled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.07 hereof) and the Issuers have paid all sums payable by them hereunder or deposited all required sums with the Trustee.

     After such delivery the Trustee upon Issuer Request shall acknowledge in writing the discharge of the Issuers' and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers and Guarantors in Sections 7.07, 9.05, 9.06 and 9.07 hereof shall survive.

Section 9.02. Defeasance.

     The Issuers may at their option, by Board Resolution of the Board of Directors of each of the Issuers, be discharged from their obligations with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees on the date the conditions set forth in Section 9.03 below are satisfied (hereinafter, "Defeasance"). For this purpose, such Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuers, shall, subject to Section 9.06 hereof, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuers acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.03 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Issuers' obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09 and 4.17 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this Article 9.

Section 9.03. Conditions to Defeasance.

     The following shall be the conditions to application of Section 9.02 hereof to the outstanding Notes:

           (1) the Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes;

           (2) no Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Issuers in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

           (3) such Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;

           (4) such Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any of the Company's Subsidiaries are a party or by which they are bound;

           (5) the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

           (6) the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee stating that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Defeasance had not occurred;

           (7) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Defeasance have been complied with;

           (8) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others;

           (9) the Issuers shall have paid or duly provided for payment under terms mutually satisfactory to the Issuers and the Trustee all amounts then due to the Trustee pursuant to Section 7.07 hereof;

           (10) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (to the extent matters of law are involved), each stating that (x) all conditions precedent herein provided for relating to the Defeasance have been complied with and (y) if any other Indebtedness of the Issuers shall then be outstanding or committed, such Defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness; and

           (11) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

Section 9.04. Deposited Money and U.S. Government Obligations to Be Held in
              Trust; Other Miscellaneous Provisions.

     All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.03 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

     The Issuers and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section
9.03 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon an Issuer Request any money or U.S. Government Obligations held by it as provided in Section 9.03 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance.

Section 9.05. Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.02 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.04 hereof; provided, however, that if the Issuers or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuers or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.06. Moneys Held by Paying Agent.

     In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuers, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.02 hereof, to the Issuers upon an Issuer Request (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.07. Moneys Held by Trustee.

     Any moneys deposited with the Trustee or any Paying Agent or then held by the Issuers or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuers (or, if appropriate, the Guarantors) upon an Issuer Request such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuers and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuers and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to
Section 2.04 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuers. After payment to the Issuers or the Guarantors or the release of any money held in trust by the Issuers or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Issuers and the Guarantors for payment as general creditors unless applicable abandoned property law designates another person.

                                    ARTICLE 10

                               GUARANTEE OF NOTES

Section 10.01. Guarantee.

     Subject to the provisions of this Article 10, each Guarantor, by execution of the Guarantee, will jointly and severally unconditionally guarantee to each Holder and to the Trustee, (i) the due and punctual payment of the principal of, and premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest (including Additional Interest) on the overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Issuers to the Holders or the Trustee (including without limitation amounts due the Trustee under Section 7.07) all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of the Guarantee, will further agree that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuers with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

     Each Guarantor, by execution of the Guarantee, will waive diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 9.01 hereof. Each

Guarantor, by execution of the Guarantee, will further agree that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in
Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this Article 10 and not discharged.

     The Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee by its manual signature.

Section 10.02.. Execution and Delivery of Guarantees.

     A Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of an Officer of each Guarantor.

     If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office, such Guarantee shall be valid nevertheless.

Section 10.03.. Limitation of Guarantee.

     The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Indebtedness incurred under the New Bank Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

Section 10.04. Release of Guarantor.

           A Guarantor shall be released from all of its obligations under its Guarantee if:

           (i) the Guarantor has sold all or substantially all of its assets or the Company and its Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with Sections 4.10 and 5.01 hereof; or

           (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets in a transaction in compliance with Section 5.01 hereof;

and in each such case, such Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction has been complied with.

                                  ARTICLE 11

                                MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls.

           If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02. Notices.

           Except for notice or communications to Holders any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

             If to the Issuers or any Guarantor:

                  James Cable Partners, L.P.
                  710 North Woodward Avenue
                  Suite 180
                  Bloomfield Hills, Michigan 48304

                  Attention:  Executive Vice President-Chief
                                Financial Officer

                  Fax Number:  (248) 647-1321

             Copy to:

                  Miller, Canfield, Paddock and Stone, P.L.C.
                  1400 North Woodward Avenue
                  Suite 100
                  Bloomfield Hills, Michigan 48304

                  Attention:  Kevin Trimmer

                  Fax Number:  (248) 258-3036

             If to the Trustee:

                  United States Trust Company of New York
                  114 West 47th Street
                  New York, New York  10036

                  Attention:  Corporate Trust Department

                  Fax Number:  (212) 852-1626

             Copy to:

                  Kramer, Levin, Naftalis & Frankel
                  919 Third Avenue
                  New York, New York  10022

                  Attention:  Marilyn Feuer

                  Fax Number:  (212) 715-8000

             Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

           The Issuers, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

           Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

           Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

           In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.03. Communications by Holders with Other Holders.

           Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent.

           Upon any request or application by the Issuers or any Guarantor to the Trustee to take any action under this Indenture, the Issuers or such Guarantor shall furnish to the Trustee:

           (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

           (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05. Statements Required in Certificate and Opinion.

           Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

           (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 11.06. When Treasury Notes Disregarded.

           In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, any Guarantor or any other obligor on the Notes or by any Affiliate of any of them shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which a Responsible Officer of the Trustee has received an Officers' Certificate stating that such securities are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not an Issuer, a Guarantor or any other obligor upon the Notes or any Affiliate of any of them.

Section 11.07. Rules by Trustee and Agents.

           The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.08. Business Days; Legal Holidays.

     A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.09. Governing Law.

     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 11.10. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuers or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 11.11. Personal Liability of Certain Persons.

     No director, officer, employee, partner, interest holder or shareholder, as such, of either Issuer or of the General Partner, will have any liability for any obligations of either of the Issuers under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy. Absent such waiver and release, under the Delaware Revised Uniform Limited Partnership Act, as amended, the Holders of the Notes would have been able to proceed against the General Partner in the event of nonpayment thereof, and such Holders would have been able to proceed against the limited partners of the Company only if the limited partners received distributions from the Company and, at the time of such distributions, they knew that the Company's total liabilities exceeded the fair value of the Company's assets.

Section 11.12. Successors.

     All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 11.13. Multiple Counterparts.

     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 11.14. Table of Contents, Headings, etc.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15. Separability.

     Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.


                                    JAMES CABLE PARTNERS, L.P.

                                    By:  James Communications Partners,
                                           a Michigan co-partnership,
                                             its General Partner

                                    By:  Jamesco Inc., a Michigan
                                          corporation, its Partner

                                    By:  William R. James
                                         ------------------------------
                                         Name:  William R. James
                                         Title: President

                                    JAMES CABLE FINANCE CORP.


                                    By:  William R. James
                                         -------------------------------
                                         Name:  William R. James
                                         Title: President

                                    UNITED STATES TRUST COMPANY
                                      OF NEW YORK, as Trustee


                                    By: Gerard F. Ganey
                                        ---------------------------------
                                        Name:  GERARD F. GANEY
                                        Title: SENIOR VICE PRESIDENT

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

                                                              CUSIP

                           JAMES CABLE PARTNERS, L.P.
                           JAMES CABLE FINANCE CORP.


No.                                                                     $
                          10 3/4% SENIOR NOTE DUE 2004

     JAMES CABLE PARTNERS, L.P., a Delaware limited partnership (the "Company"), and JAMES CABLE FINANCE CORP., a Michigan corporation ("Finance Corp." and, together with the Company, the "Issuers"), for value received,
promise to pay to                       or registered assigns the principal sum
of $                      dollars on August 15, 2004.

Interest Payment Dates:  February 15 and August 15

Record Dates:  February 1 and August 1

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized officers.


                                      JAMES CABLE PARTNERS, L.P.


                                      By:  James Communications
                                             Partners, a Michigan
                                             co-partnership, its
                                             General Partner


                                      By:  Jamesco Inc., a Michigan
                                             corporation, its
                                             Partner


                                      By:  ___________________________
                                           Name:  William R. James
                                           Title: President

                                      By:  DKS Holdings, Inc.,
                                             a Michigan corporation
                                             its partner

                                      By:  ____________________________
                                           Name:  Daniel K. Shoemaker
                                           Title: President


                                      JAMES CABLE FINANCE CORP.

                                      By:  _____________________________
                                           Name:  William R. James
                                           Title: President


                                      By:  _____________________________
                                           Name:  Daniel K. Shoemaker
                                           Title: Treasurer

Dated:

Certificate of Authentication

     This is one of the 10 3/4% Senior Notes due 2004 referred to in the within-mentioned Indenture.

                                      UNITED STATES TRUST COMPANY OF
                                          NEW YORK, as Trustee


                                      By: _________________________________
                                               Authorized Signatory

                           [FORM OF REVERSE OF NOTE]


                           JAMES CABLE PARTNERS, L.P.
                           JAMES CABLE FINANCE CORP.


                          10 3/4% SENIOR NOTE DUE 2004

     1. Interest. James Cable Partners, L.P., a Delaware limited partnership (the "Company"), and James Cable Finance Corp., a Michigan corporation ("Finance Corp." and, together with the Company, the "Issuers"), promise to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 10 3/4% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and
including         , 1997 to but excluding the date on which interest is paid.
Interest shall be payable in arrears on each February 15 and August 15, commencing February 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 10 3/4% per annum.

     2. Method of Payment. The Issuers will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on February 1 or August 1 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

     3. Paying Agent and Registrar. Initially, United States Trust Company of New York (the "Trustee") will act as a Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice. Neither the Issuers nor any of their Affiliates may act as Paying Agent or Registrar.

     4. Indenture. The Company issued the Notes under an Indenture dated as of August 15, 1997 (the "Indenture") among the Issuers and the Trustee. This is one of an issue of Notes of the Issuers issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are obligations of the Issuers limited in aggregate principal amount to $100.0 million.

     5. Optional Redemption. The Issuers, at their option, may redeem the Notes, in whole or in part, at any time on or after August 15, 2001 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount), set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on August 15 of each year listed below:


   Year                 Redemption Price
   ----                 ----------------

   2001                    105.375%
   2002                    102.687%
   2003 and thereafter     100.000%

     Notwithstanding the foregoing, the Issuers may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time on or prior to August 15, 2000 at a redemption price equal to 110.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date with the net proceeds of one or more Public Equity Offerings; provided, that at least $65.0 million of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 60 days following the closing of any such Public Equity Offering.

     6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Issuers default in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

     7. Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuers shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

     8. Registration Rights. Pursuant to a Registration Rights Agreement among the Issuers and CIBC Wood Gundy Securities Corp. and First Chicago Capital Markets, Inc., as Initial

Purchasers of the Notes, the Issuers will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before selection of Notes to be redeemed.

     10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

     11. Unclaimed Money. If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuers at their written request. After that, Holders entitled to the money must look to the Issuers or Guarantors for payment as general creditors unless an "abandoned property" law designates another Person.

     12. Amendment, Supplement, Waiver, Etc. The Issuers, the Guarantors, and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuers, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the Notes to be affected.

     13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuers and their Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur Liens, enter into transactions with Affiliates, enter into agreements restricting the ability of Subsidiaries to pay dividends and make distributions, issue Preferred Stock of any Subsidiaries of the Issuers, enter into Sale and Leaseback Transactions and on the ability of the Issuers and Guarantors to merge or consolidate with any other Person or transfer all or substantially all of the Issuers' or Guarantors' assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Issuers must annually report to the Trustee on compliance with such limitations.

     14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor corporation will, except as provided in Article 5, be released from those obligations.

     15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) of the Indenture with respect to the Issuers, the General Partner or any Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Issuers, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest on all Notes to be immediately due and payable and such amounts shall become immediately due and payable. If an Event of Default specified in Section 6.01(7) or (8) of the Indenture occurs with respect to the Issuers, the General Partner or any Significant Subsidiary, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Issuers must furnish an annual compliance certificate to the Trustee.

     16. Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, the General Partner or their Affiliates, and may otherwise deal with the Issuers, the General Partner or their Affiliates, as if it were not Trustee.

     17. No Personal Liability of Certain Persons. No director, officer, employee, partner (other than the General Partner), interest holder or shareholder, as such, of either Issuer or of the General Partner, will have any liability for any obligations of either of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy. Absent such waiver and release, under the Delaware Revised Uniform Limited Partnership Act, as amended, the Holders of the Notes would have been able to proceed against the General Partner in the event of nonpayment thereof, and such Holders would have been able to proceed against the limited partners of the Company only if the limited partners received distributions from the Company and, at the time of such distributions, they knew that the Company's total liabilities exceeded the fair value of the Company's assets.

     18. Discharge. The Issuers' obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

     19. Guarantees by Future Subsidiaries. The Note will be entitled to the benefits of certain Guarantees by future subsidiaries made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

     20. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

     21. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. The Trustee, the Issuers and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

     22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                   JAMES CABLE PARTNERS, L.P..
                   710 North Woodward Avenue, Suite 180
                   Bloomfield Hills, Michigan  48304

                   Attention:  Chief Financial Officer

                                   ASSIGNMENT

I or we assign and transfer this Note to:

     (Insert assignee's social security or tax I.D. number)

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

___________________________________________________________________________
___________________________________________________________________________

Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act for him.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.16 of the Indenture, check the appropriate box:

     [ ]  Section 4.10                          [ ]  Section 4.16

     If you want to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$____________________
 (multiple of $1,000)

Date:  ___________________

        Your Signature:     ________________________________________________
                            (Sign exactly as your name appears on the face of this Note)

_________________________
Signature Guaranteed

                                                                       EXHIBIT B

                         [FORM OF LEGEND FOR 144A NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D OF THE ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (D) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (E) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THREE YEARS AFTER ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE ACT.

                       [FORM OF ASSIGNMENT FOR 144A NOTE]

I or we assign and transfer this Note to:

     (Insert assignee's social security or tax I.D. number)
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

___________________________________________________________________________
___________________________________________________________________________

Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act for him.

                                  [Check One]

            [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

            [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date: __________________  Your Signature: ___________________________________
                                    (Sign exactly as your name
                                    appears on the other side
                                    of this Note)


     Signature Guarantee: ____________________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________        ______________________________________
                                 NOTICE:  To be executed by
                                          an executive officer

                                                                       EXHIBIT C

                     [FORM OF LEGEND FOR REGULATION S NOTE]

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE SECURITIES ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                   [FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

     (Insert assignee's social security or tax I.D. number)

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

___________________________________________________________________________
___________________________________________________________________________

Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act for him.

                                  [Check One]

            [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

            [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date: __________________  Your Signature: __________________________________
                                    (Sign exactly as your name
                                    appears on the other side of
                                    this Note)

     Signature Guarantee: ____________________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________               _____________________________________
                                        NOTICE:  To be executed by
                                        an executive officer

                                                                       EXHIBIT D

                        [FORM OF LEGEND FOR GLOBAL NOTE]

     Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note or Regulation S Note) in substantially the following form:

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IT REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT E

                           Form of Certificate to Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors

                                                               ___________, ____




Attention:

            Re: James Cable Partners, L.P. (the "Company") and James Cable Finance Corp. ("Finance Corp." and together with the Company, the "Issuers")
                 10 3/4% Senior Notes due 2004 (the "Notes")

Dear Sirs:

            In connection with our proposed purchase of Notes, we confirm that:

            1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture
      dated as of August   , 1997 relating to the Notes and we agree to be
      bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            2. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to an Issuer or any subsidiary thereof, (ii) pursuant to an effective registration statement under the Securities Act, (iii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iv) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (v) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, or (vi) pursuant to any other exemption from registration under the Securities Act (if available), and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

           3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

           4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

           5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

           You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                      Very truly yours,

                                      [Name of Transferee]

                                      By: ___________________________
                                           Authorized Signature

                                                                       EXHIBIT F

                      Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                                __________, ____



Attention:

                   Re:  James Cable Partners, L.P.
                        (the "Company") and James Cable Finance Corp. ("Finance Corp." and, together with the Company, the "Issuers") 10 3/4% Senior Notes due 2004 (the "Notes")

Dear Sirs:

           In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

           (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

           (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

           (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

           (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

           (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

           You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                      Very truly yours,

                                      [Name of Transferor]

                                      By:  ________________________________
                                              Authorized Signature

                                                                       EXHIBIT G

                              [FORM OF GUARANTEE]

     The undersigned (the "Guarantor") hereby unconditionally guarantees, on a senior basis, jointly and severally with all other guarantors under the
Indenture dated as of August   , 1997 by and among James Cable Partners, L.P.,
a Delaware limited partnership (the "Company"), James Cable Finance Corp. ("Finance Corp." and, together with the Company, the "Issuers"), and United States Trust Company of New York, as trustee (as amended, restated or supplemented from time to time, the "Indenture"), to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in
Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     The obligations of the Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.

                                    Guarantor

                                    By:  _______________________________
                                         Name:
                                         Title:












                                     G-1